As filed with the Securities and Exchange Commission on March 1, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bowlero Corp.

(Exact name of registrant as specified in its charter)

Delaware	98-1632024
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

7313 Bell Creek Road

Mechanicsville, Virginia, 23111

(Address, including zip code, of registrant’s principal executive offices)

Bowlero Corp. 2021 Omnibus Incentive Plan

Bowlero Corp. Employee Stock Purchase Plan

2017 Bowlmor AMF Corp. Stock Incentive Plan

(Full title of the plan)

Thomas F. Shannon

Chief Executive Officer

7313 Bell Creek Road

Mechanicsville, Virginia, 23111

(Name and address of agent for service)

804-417-2000

(Telephone number, including area code, of agent for service)

Copies to:

David H. Huntington, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTORY NOTE

On December 15, 2021, Isos Acquisition Corporation, a Cayman Islands exempted Company, (“Isos”) consummated its acquisition of Bowlero Corp., a Delaware corporation (“Old Bowlero”), pursuant to the business combination agreement, dated as of July 1, 2021, as amended (the “Business Combination Agreement”), between Old Bowlero and Isos. In connection with the consummation of the transactions contemplated by the Business Combination Agreement, Isos was redomiciled as a Delaware corporation and Old Bowlero was merged with and into Isos, with Isos surviving the merger (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, “Isos Acquisition Corporation” was renamed “Bowlero Corp.”

EXPLANATORY NOTE

Bowlero Corp. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register:

(i)	20,323,185 shares of its Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) that are reserved for issuance upon exercise of options and restricted stock units granted, or in respect of awards to be granted, under the Company’s 2021 Omnibus Incentive Plan (the “2021 Incentive Plan”);

(ii)	5,997,658 shares of its Class A Common Stock that are reserved for issuance under the Company’s Employee Stock Purchase Plan (the “Stock Purchase Plan”);

(iii)	676,139 shares of its Class A Common Stock that are reserved for issuance under the 2017 Bowlmor AMF Corp. Stock Incentive Plan of Old Bowlero (the “Legacy Incentive Plan”); and

(iv)	Reoffers and resales on a continuous or a delayed basis of 1,384,930 shares of Class A Common Stock issued to certain current and former officers and other employees of Old Bowlero and the Company (the “Selling Shareholders”) in exchange for their stock options in existence prior to the Business Combination (the “Resale Shares”) pursuant to the reoffer prospectus included herein, which was prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form S-3. The Resale Shares to be reoffered or resold pursuant to the reoffer prospectus by the Selling Shareholders constitute “restricted securities” within the meaning of General Instruction C of Form S-8, and the amount of such securities to be reoffered or resold may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act;

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of the Resale Shares referred to above that constitute “restricted securities,” within the meaning of Form S-8, by the Selling Shareholders. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS

Bowlero Corp.

1,384,930 Shares of Class A Common Stock

This prospectus relates to 1,384,930 shares (the “Shares”) of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of Bowlero Corp. (the “Company”) which may be offered from time to time by the selling stockholders of the Company named herein (the “Selling Stockholders”). We will not receive any proceeds from any sale of Class A Common Stock offered pursuant to this prospectus.

The Selling Stockholders may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of the Class A Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. For a description of the various methods by which the Selling Stockholders may offer and sell the Shares described in this prospectus, see the section entitled “Plan of Distribution.”

Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “BOWL”. On February 25, 2022, the closing sale price per share of our Class A Common Stock was $9.50.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2022.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

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THE COMPANY

Overview

We are the world’s largest operator of bowling entertainment centers. Since the original Bowlmor Lanes opened in 1938 in Greenwich Village, New York City, our journey continues to revolutionize bowling entertainment. We operate traditional bowling centers and more upscale entertainment concepts with lounge seating, arcades, enhanced food and beverage offerings, and more robust customer service for individuals and group events, as well as hosting and overseeing professional and non-professional bowling tournaments and related broadcasting. The Company’s bowling business is the Company’s one reporting segment.

On December 15, 2021, Isos Acquisition Corporation, a Cayman Islands exempted Company, (“Isos”) consummated its acquisition of Bowlero Corp., a Delaware corporation (“Old Bowlero”), pursuant to the business combination agreement, dated as of July 1, 2021, as amended (the “Business Combination Agreement”), between Old Bowlero and Isos. In connection with the consummation of the transactions contemplated by the Business Combination Agreement, Isos was redomiciled as a Delaware corporation and Old Bowlero was merged with and into Isos, with Isos surviving the merger (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, “Isos Acquisition Corporation” was renamed “Bowlero Corp.”

Competitive Strengths

We believe our key competitive strengths include our highly loyal customers, strong branding, diverse product offerings, ideal geographic locations, proven business model and experienced management team, all of which with a solid track record of sustainable growth and generating positive earnings before interest, taxes, depreciation, and amortization, Adjusted EBITDA and cash flows from operations prior to the impact from the closure of centers due to COVID-19 during fiscal years 2020 and 2021. Net losses in fiscal years 2021 and 2020 were $126 million and $91 million, respectively, which were driven by the closure of our centers due to COVID-19.

Loyal Customers: With over 28-million guests we serve each year, we are well positioned in highly attractive markets across North America to capitalize on the very large addressable markets for bowling and out-of-home entertainment. With our strong market position, we are able to leverage our competitive strengths to grow our business by, among other things, differentiating our bowling, dining and amusement video game entertainment offerings for our retail, league and group event customers. Retail consists of our walk-in customers and is by far our largest and most diverse audience. Leagues remain a large and stable source of recurring revenue and group events, such as birthday parties and holiday events, are a consistent revenue stream with significant growth potential.

Strong Branding: Our centers operate under different brand names and our strong branding plays an integral role in the success of our business. The Bowlero and Bowlmor Lanes branded centers offer a more upscale entertainment concept with lounge seating, enhanced food and beverage offerings, and a more robust customer service for individual and group events. The AMF centers are traditional bowling centers in an updated format.

Diverse Product Offerings: We attribute our success to our many competitive strengths and our ongoing efforts to grow and revitalize all aspects of the bowling industry. We are well positioned in the market place with our well located centers, combined with our strong branding and highly loyal customer base. We have made significant investments over the years in upgrading and converting our centers and training our staff to provide our guests with world-class customer experience. Our gaming operations pioneer in-center gaming, apps and new technology to bring gaming into our centers and beyond our bowling centers. Our food and beverage offerings are a key element to the overall experience at our centers for which we are well positioned for the price, quality and value. Our iconic branding extends to media, as we own, operate and produce all the content for the Professional Bowlers Association (PBA Tour). As the leader in bowling entertainment, the PBA is a strategic part of our operations, as the PBA has thousands of members and millions of fans across the globe. The PBA is the major sanctioning body for the sport of professional ten-pin bowling in the United States, a membership organization for professional bowlers, and oversees professional bowling tournaments and related broadcasting.

Proven Business Model: Bowlero has a lengthy history since the Company’s founding in 1938. For the five-year period from March 29, 2015 to March 29, 2020, which was the last five-year fiscal period which was not affected by the impact of the COVID-19 pandemic, our revenue increased from $544.2 million to $657.1 million. However, when including COVID-impacted periods, for the five-year period beginning July 2, 2017 and ending June 27, 2021, our revenue decreased from $595.5 million to $395.2 million. However, during fiscal year 2021, the Company saw positive trends for revenue growth as we continue to re-open our centers, as well as positive growth from acquisitions and new centers. For the first six months of our fiscal 2022 (from June 28, 2021 to December 26, 2021), as compared to the corresponding periods in fiscal 2021 (which was adversely affected by the COVID-19 pandemic) and fiscal 2020, the Company’s total revenue (inclusive of acquisitions and new centers) increased by 212% and 17%, respectively, and on a same-store basis increased by 211% and 7.5%, respectively. We continue to see positive momentum for future demand and we have recovered to better than pre-pandemic performance. We remain focused on creating long-term shareholder value by driving organic growth through conversions and upgrading of centers to more upscale entertainment concepts offering a broader range of offerings, as well as through the opening of new centers. Additionally, we have implemented several initiatives, including self-service kiosks, robotic process automation, digital platform streamlining the booking and automated payment process and other technologies to optimize our resources so as to operate with a leaner staffing model, further improving margins and operating cash flows.

A key part of our growth strategy is through acquisitions, as we continually evaluate potential acquisitions that strategically fit within the Company’s overall growth strategy. We also have an established blueprint for in-market acquisitions, including entering markets through direct purchases or through leasing arrangements. To that end, the Company entered into an agreement on May 28, 2021 to acquire Bowl America Incorporated (NYSE American: BWL-A) which operates 17 bowling centers in Florida, Virginia and Maryland. The Company completed this acquisition on August 18, 2021.

Proven Management Team: Our executive management team is well proven and highly experienced with a long successful track record for driving positive results for increased shareholder value and world-class experience for our customers. Our founder keeps the entrepreneurial drive for our ongoing success. Our management team is committed to constantly improving our world-class company. We also have a team of skilled, loyal and committed managers and employees at each of our centers. We have developed and maintain as a key initiative the training of our center managers and employees to attract and retain talent, create high-performance center leadership team and maintain a culture to build upon our inspiring purpose, vision and values.

Corporate Information

Isos was a blank check company incorporated under the name of “Isos Acquisition Corporation” on December 29, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On December 15, 2021, Isos changed its name to “Bowlero Corp.” in connection with the closing of the Business Combination.

The Business Combination will be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States. Isos, which was the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Old Bowlero is considered the accounting acquirer.

Our principal executive office is located at 7313 Bell Creek Road, Mechanicsville, Virginia, 23111. Our telephone number is (804) 417-2000. Our website address is www.bowlero.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial of the Company. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, but are not limited to, statements about our business strategy, financial projections, anticipated growth and market opportunities.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that we “believe,” and similar statements reflect only our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause our actual results to differ include:

●	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, our ability to grow and manage growth profitably, maintain relationships with customers, compete within our industry and retain our key employees;

●	additional costs related to the Business Combination;

●	the possibility that we may be adversely impacted by other economic, business, and/or competitive factors;

●	the risk that the market for our entertainment offerings may not develop on the timeframe or in the manner that we currently anticipate;

●	general economic conditions and uncertainties affecting markets in which we operate and economic volatility that could adversely impact our business;

●	our ability to attract new customers and retain existing customers;

●	changes in consumer preferences and buying patterns;

●	inability to compete successfully against current and future competitors in the highly competitive out-of-home and home-based entertainment markets;

●	inability to operate venues, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements;

●	damage to brand or reputation;

●	our ability to successfully defend litigation brought against us;

●	our ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties;

●	failure to hire and retain qualified employees and personnel;

●	fluctuations in our operating results;

●	security breaches, cyber-attacks and other interruptions to our and our third-party service providers’ technological and physical infrastructures;

●	catastrophic events, including war, terrorism and other international conflicts, adverse weather conditions, public health issues or natural catastrophes and accidents;

●	risk of increased regulation of our operations;

●	our ability to maintain the listing of Class A Common Stock and warrants on NYSE;

●	our future capital needs;

●	the significant uncertainty created by the COVID-19 pandemic and the negative impact of the COVID-19 pandemic on our business; and

●	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” in the documents incorporated herein by reference, and other filings that have been made or will be made by us with the Securities and Exchange Commission (the “SEC”).

RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated herein by reference, including the risks described under the headings “Risk Factors” in the documents incorporated herein by reference, including in our Registration Statement on Form S-1, as amended, and any risk factors set forth in our other filings that we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as well as other information we include or incorporate by reference. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

The proceeds from the sale of the Shares offered pursuant to this prospectus are solely for the account of the Selling Stockholders. We will not receive any of the proceeds from any sale of Shares by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the Shares from time to time at prices and at terms prevailing or at prices related to the current market price, or in negotiated transactions.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of up to an aggregate of 1,384,930 shares of our Class A Common Stock. The Selling Stockholders may offer, sell or distribute all or a portion of the Shares registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We do not know when or in what amounts the Selling Stockholders may offer the Shares for sale under this prospectus. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and their permitted pledgees, donees, transferees, or other successors in interest who later come to hold any of the shares of our Class A Common Stock covered by this prospectus.

The Shares offered by the Selling Stockholders hereunder comprise shares of Class A Common Stock issued to certain current and former officers and other employees of Old Bowlero and the Company in exchange for their stock options in existence prior to the Business Combination.

The following table is prepared based on information provided to us by the Selling Stockholders and sets forth, as of the date of this prospectus, the names of the Selling Stockholders and the number of shares of Class A Common Stock that may be sold by each Selling Stockholders under this prospectus. In addition, certain unnamed persons who are not affiliates of the Company are also Selling Stockholders and may offer up to 1,000 shares of Class A Common Stock under this prospectus. Unless otherwise noted, the address of each beneficial owner is c/o Bowlero Corp., 7313 Bell Creek Road, Mechanicsville, Virginia 23111.

The Selling Stockholders named below and their permitted pledgees, donees, transferees or other successors may from time to time offer the shares of our Class A Common Stock covered by this prospectus:

Selling Stockholder	Number of Shares Being Offered
Allen Morrison III	4,818
Anthony Dangelo	20,830
Bruce Green	15,713
Carlos Restrepo	18,224
Cynthia Padilla-Nowakowski	1,440
Daniel Loyola	2,898
Debra Williams	1,014
Donald J Griffin Jr	15,915
Gilbert J Gaugler Jr.	1,040
Lisa Raley	1,530
Michael Britt	22,808
Michelle D Terrell	14,719
Richard Wierzbowski III	1,631
Robert E Larrick	1,025
Robert Piacente	1,105
Sharon Zanoni	1,382
Shirley D Pierpont	8,846
Thomas J Lee Jr	1,440
Thomas Tanase	13,668
Todd D Falter	9,634
Tony Lanning	5,580
Warren Smith	8,881
William Nichols	18,029
Brett Parker	1,185,953

PLAN OF DISTRIBUTION

The purpose of this prospectus is to allow the Selling Stockholders to offer for sale and sell all or a portion of the Shares acquired in connection with the provision of services to the Company. The Selling Stockholders may sell the Shares registered pursuant to this prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the Selling Stockholders can presently estimate the amount of this compensation.

The Class A Common Stock offered under this prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Company’s common stock may be then listed. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Class A Common Stock less discounts and commissions, if any. The Selling Stockholders reserve the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the Shares by the Selling Stockholders.

The Selling Stockholders and any broker-dealers or agents that participate in the sale of the shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a Selling Stockholder is an “underwriter” under the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act.

The Shares to be offered or resold by means of this prospectus by the Selling Stockholders may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this prospectus.

There can be no assurance that the Selling Stockholders will sell any or all of the securities offered hereby.

LEGAL MATTERS

Certain legal matters relating to the validity of the Class A Common Stock offered by this prospectus will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

EXPERTS

The financial statements of Isos Acquisition Corporation as of December 31, 2020, and for the period from December 29, 2020 (inception) through December 31, 2020 incorporated by reference in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report incorporated by reference herein which included an explanatory paragraph as to the Company's ability to continue as a going concern, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Bowlero Corp. and subsidiaries as of June 27, 2021 and June 28, 2020, and for each of the fiscal years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.ir.bowlerocorp.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below an d any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this registration statement until the end of any offerings under this prospectus:

●	The prospectus dated February 1, 2022, filed by the Company with the SEC pursuant to Rule 424(b)(2) under the Securities Act, on February 1, 2022, relating to the Registration Statement on Form S-1, as amended (Registration No. 333-262179) that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;

●	The Company’s Quarterly Report on Form 10-Q (File No. 001-40142) for the quarters ended December 26, 2021, September 30, 2021 and June 30, 2021, filed with the Commission on February 9, 2022, November 15, 2021, August 17, 2021 and June 1, 2021, as amended on July 19, 2021, respectively;

●	The Company’s Current Reports on Form 8-K (File No. 001-40142) filed with the SEC on February 7, 2022, January 11, 2022, December 21, 2021, December 15, 2021, November 15, 2021, November 1, 2021, July 19, 2021, July 1, 2021, June 1, 2021, May 28, 2021, May 5, 2021, April 21, 2021, March 12, 2021, March 10, 2021 and March 8, 2021 (except, in each case, for information furnished under Item 2.02 and 7.01); and

●	The description of our Class A Common Stock set forth in our Registration on Form 8-A, as amended filed with the SEC under Section 12(b) of the Exchange Act on December 15, 2021, and any amendment or report filed for the purpose of updating any such description.

We are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.

This prospectus is part of a registration statement on Form S-8 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about the Company and our Class A Common Stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Bowlero Corp.,

7313 Bell Creek Road, Mechanicsville, Virginia, 23111

Attention: Chief Legal Officer

Telephone: 804-417-2000.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

Bowlero Corp.

1,384,930 Shares of Class A Common Stock

PROSPECTUS

March 1, 2022

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Company’s 2021 Omnibus Incentive Plan (the “2021 Incentive Plan”), Company’s Employee Stock Purchase Plan (the “Stock Purchase Plan”) and the 2017 Bowlmor AMF Corp. Stock Incentive Plan of Old Bowlero (the “Legacy Incentive Plan”) as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Commission but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Form S-8, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Company Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Bowlero Corp., 7313 Bell Creek Road, Mechanicsville, Virginia, 23111, Attention: Chief Legal Officer, Telephone: 804-417-2000.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Bowlero Corp. (the “Company”) are incorporated by reference in this Registration Statement:

1.	The prospectus dated February 1, 2022, filed by the Company with the SEC pursuant to Rule 424(b)(2) under the Securities Act, on February 1, 2022, relating to the Registration Statement on Form S-1, as amended (Registration No. 333-262179) that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;

2.	The Company’s Quarterly Report on Form 10-Q (File No. 001-40142) for the quarters ended December 26, 2021, September 30, 2021 and June 30, 2021, filed with the Commission on February 9, 2022, November 15, 2021, August 17, 2021 and June 1, 2021, as amended on July 19, 2021, respectively;

3.	The Company’s Current Reports on Form 8-K (File No. 001-40142) filed with the SEC on February 7, 2022, January 11, 2022, December 21, 2021, December 15, 2021, November 15, 2021, November 1, 2021, July 19, 2021, July 1, 2021, June 1, 2021, May 28, 2021, May 5, 2021, April 21, 2021, March 12, 2021, March 10, 2021 and March 8, 2021 (except, in each case, for information furnished under Item 2.02 and 7.01); and

4.	The description of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) set forth in the Registrant’s Registration on Form 8-A, as amended filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on December 15, 2021, and any amendment or report filed for the purpose of updating any such description.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our amended and restated certificate of incorporation also provides that we will indemnify each director and officer and may indemnify employees and agents, as determined by our board, to the fullest extent provided by the laws of the State of Delaware. The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law and our amended and restated certificate of incorporation and by-laws.

Section 102 of the Delaware General Corporation Law permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We currently maintain insurance policies which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Company.

We have entered into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Bowlero Corp. (incorporated by reference to Exhibit 3.1 to Bowlero Corp’s registration statement on Form 8-A filed with the SEC on December 15, 2021). (File No. 001-40142).
3.2	Amended and Restated Bylaws of Bowlero Corp. (incorporated by reference to Exhibit 3.2 to Bowlero Corp’s Current Report on Form 8-K filed with the SEC on December 21, 2021).
5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the validity of the securities being offered.
10.1	Bowlero Corp. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.17 to Bowlero Corp’s Current Report on Form 8-K filed with the SEC on December 21, 2021).
10.2	Bowlero Corp. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.18 to Bowlero Corp’s Current Report on Form 8-K filed with the SEC on December 21, 2021).
10.3	2017 Bowlmor AMF Corp. Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to Isos Acquisition Corporation’s Registration Statement on Form S-4 filed with the SEC on July 22, 2021).
10.4*	Bowlero Corp. 2021 Omnibus Incentive Plan Notice of RSU Grant (Non-Employee Directors).
10.5*	Bowlero Corp. 2021 Omnibus Incentive Plan Notice of RSU Grant (Employees).
10.6*	Bowlero Corp. 2021 Omnibus Incentive Plan Notice of PSU Grant (Employees).
10.7*	Bowlero Corp. 2021 Omnibus Incentive Plan Notice of Restricted Stock Grant (Earnout Shares).
10.8	Form of Option Award Agreement (Initial Option) for Thomas F. Shannon and Brett I. Parker under the Bowlero Corp. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.21 to Bowlero Corp’s Current Report on Form 8-K filed with the SEC on December 21, 2021).
10.9	Form of Option Award Agreement (Reallocated Option) for Thomas F. Shannon and Brett I. Parker under the Bowlero Corp. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.22 to Bowlero Corp’s Current Report on Form 8-K filed with the SEC on December 21, 2021).
10.10	Notice of Grant of Stock Option Award and Option Award Agreement for Thomas F. Shannon (Tranche 1 Pool Award) under the 2017 Bowlmor AMF Corp. Stock Incentive Plan (incorporated by reference to Exhibit 10.23 to Isos Acquisition Corporation’s Registration Statement on Form S-4 filed with the SEC on November 15, 2021).
10.11	Notice of Grant of Stock Option Award and Option Award Agreement for Brett I. Parker (Tranche 1 Pool Award) under the 2017 Bowlmor AMF Corp. Stock Incentive Plan (incorporated by reference to Exhibit 10.24 to Isos Acquisition Corporation’s Registration Statement on Form S-4 filed with the SEC on November 15, 2021).
23.1*	Consent of Marcum LLP.
23.2*	Consent of KPMG LLP.
23.3*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page).
107*	Filing Fee Table

*	Filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Bowlero Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mechanicsville, Virginia, on the 1st day of March, 2022.

BOWLERO CORP.

By:	/s/ Thomas F. Shannon
	Name:	Thomas F. Shannon
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Brett I. Parker and Jason Cohen, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed on March 1, 2022, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Thomas F. Shannon	Chairman, Chief Executive Officer and Director
Thomas F. Shannon	(Principal Executive Officer)	March 1, 2022

/s/ Brett I. Parker	President, Chief Financial Officer, Secretary, Treasurer and Director
Brett I. Parker	(Principal Financial Officer)	March 1, 2022

/s/ Jeffrey Kostelni	Chief Accounting Officer
Jeffrey Kostelni	(Principal Accounting Officer)	March 1, 2022

/s/ Michael J. Angelakis	Director
Michael J. Angelakis		March 1, 2022

/s/ George Barrios	Director
George Barrios		March 1, 2022

/s/ Robert J. Bass	Director
Robert J. Bass		March 1, 2022

/s/ Sandeep Mathrani	Director
Sandeep Mathrani		March 1, 2022

/s/ Rachael A. Wagner	Director
Rachael A. Wagner		March 1, 2022

/s/ Michelle Wilson	Director
Michelle Wilson		March 1, 2022

/s/ John A. Young	Director
John A. Young		March 1, 2022